Designated Filer:	Basswood Capital Management, L.L.C.
Issuer & Ticker Symbol:	Bridge Bancorp, Inc. [BDGE]
Date of Event Requiring Statement:	November 23, 2015

Joint Filers' Signatures

/s/ Matthew Lindenbaum
Matthew Lindenbaum

/s/ Bennett Lindenbaum
Bennett Lindenbaum

Basswood Capital Management, L.L.C.

By:	/s/ Bennett Lindenbaum
Name: Bennett Lindenbaum
Title:Managing Member

Basswood Partners, L.L.C.

By:	/s/ Bennett Lindenbaum
Name: Bennett Lindenbaum
Title: Managing Member

Basswood Financial Fund, LP
By: Basswood Capital Management, L.L.C.

By:	/s/ Bennett Lindenbaum
Name: Bennett Lindenbaum
Title: Managing Member

Basswood Financial Fund, Inc.
By: Basswood Capital Management, L.L.C.

By:	/s/ Bennett Lindenbaum
Name: Bennett Lindenbaum
Title: Managing Member

Basswood Financial Long Only Fund, LP
By: Basswood Capital Management, L.L.C.

By:	/s/ Bennett Lindenbaum
Name: Bennett Lindenbaum
Title: Managing Member